EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076, and 333-111077 on Form S-8 and Registration Statement No. 333-166968 on Form S-3 of our report dated June 10, 2010, appearing in this Annual Report on Form 11-K of the Mylan Profit Sharing 401(k) Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 10, 2010

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